Exhibit 99.1

Nuvectis Pharma, Inc. Reports Third Quarter 2025 Financial Results and Business Highlights

•	NXP900 Phase 1b program initiated; single agent study underway, aiming to provide preliminary evidence of clinical efficacy in patients with molecularly and histologically defined advanced cancers; initiation of the combination portion of the program expected by year-end

•	NXP900 Phase 1a dose escalation study successfully completed highlighting robust pharmacodynamic responses at clinically relevant doses facilitating once-daily oral dosing

•	NXP900 clinical drug-drug interaction study in healthy volunteers successfully completed supporting our strategy for combination therapy

•	Poster presentations at the 2025 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics highlight the emerging clinical profile of NXP900 and provide further support for the biomarker-based patient selection strategy

•	Cash runway expected to support the company’s operations into 3Q-2027

November 4, 2025, Fort Lee, NJ - Nuvectis Pharma, Inc. (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today reported its financial results for the third quarter 2025 and provided an update on recent business progress.

Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis, commented, “Our activity in the third quarter focused on advancing the clinical work required to support our ambitious Phase 1b program for NXP900, which recently commenced.” Mr. Bentsur continued, “Our goal for the Phase 1b program is to showcase NXP900's therapeutic potential, both as a single agent and in combination with certain market-leading therapies with the aim of reversing acquired resistance to these drugs. With the Phase 1b monotherapy component already underway, and the expected upcoming initiation of the combination component, we continue to make strides towards achieving this goal." Mr. Bentsur added, "To support and inform the Phase 1b program, we completed the NXP900 Phase 1a dose escalation study and the drug-drug interaction study in healthy volunteers and are pleased with NXP900’s emerging clinical profile, especially with the deep pharmacodynamic response observed at clinically relevant doses.” Mr. Bentsur concluded, “We believe that our cash position and focus on efficient operations will enable us to achieve the key milestones and potential value inflection points for the NXP900 Phase 1b program.”

Third Quarter 2025 Financial Results

Cash and cash equivalents were $35.4 million as of September 30, 2025, compared to $18.5 million as of December 31, 2024. The increase of $16.9 million in the cash balance as of the end of the third quarter of 2025 is a result primarily of our public offering in February 2025 and the utilization of our At-the-Market facility, partially offset by the operating expenses for the first nine months of 2025.

The Company's net loss was $7.5 million for the three months ended September 30, 2025, compared to $4.2 million for the three months ended September 30, 2024, an increase in net loss of $3.4 million. The increase in net loss in the third quarter of 2025 was primarily due to a one-time $2.0 million milestone achievement expense for NXP900 and $0.7 million related to the clinical drug-drug interaction study. The three months ended September 30, 2025 also includes $1.5 million of non-cash stock-based compensation.

Research and development expenses, including non-cash stock-based compensation, were $5.8 million for the three months ended September 30, 2025, compared to $2.8 million for the three months ended September 30, 2024, an increase of $3.0 million.

General and administrative expenses, including non-cash stock-based compensation, were $2.0 million for the three months ended September 30, 2025, compared to $1.5 million for the three months ended September 30, 2024, an increase of $0.5 million.

Interest income was $0.3 million for the three months ended September 30, 2025, compared to $0.2 million for the three months ended September 30, 2024.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company's lead program, NXP900, is an oral small molecule inhibitor of the SRC Family of Kinases (SFK), including SRC and YES1. Its unique mechanism of action enables inhibition of both the catalytic and scaffolding functions of the SRC kinase, providing comprehensive shutdown of the signaling pathway. NXP900 has completed a Phase 1a dose escalation study and is being evaluated in a Phase 1b program. The Company is also considering next steps for NXP800, an oral small molecule GCN2 activator that has demonstrated anti-cancer activity in recurrent, platinum-resistant, ARID1a-mutated ovarian cancer. For additional information about Nuvectis Pharma please visit: https://nuvectis.com/

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate", "believe", "contemplate", "could", "estimate", "expect", "intend", "seek", "may", "might", "plan", "potential", "predict", "project", "target", "aim", "should", "will", "would", or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations and interpretations of data and information available, including but not limited to preclinical and clinical data generated to date for NXP900, the timing and data expectations for the NXP900 Phase 1b program and estimates and projections regarding our financial condition. The outcomes of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict. Furthermore, certain forward-looking statements are based on assumptions regarding future events that may not prove to be accurate. These and other risks and uncertainties may also be subject to market and other conditions and described more fully in the section titled "Risk Factors" in our Q2 2025 Form 10-Q and our other public filings with the U.S. Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact

Ron Bentsur

Chairman, Chief Executive Officer, and President

rbentsur@nuvectis.com

Media Relations Contact

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

NUVECTIS PHARMA, INC.

BALANCE SHEET

(USD in thousands, except per share and share amounts)

	September 30,	December 31,
	2025	2024
Assets
CURRENT ASSETS
Cash and cash equivalents	$35,442	$18,533
Other current assets	145	74
TOTAL CURRENT ASSETS	35,587	18,607

TOTAL ASSETS	$35,587	$18,607

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payables	$6,439	$2,498
Payable offering costs	75	—
Accrued liabilities	65	840
Employee compensation and benefits	4,998	5,556
TOTAL CURRENT LIABILITIES	11,577	8,894
TOTAL LIABILITIES	11,577	8,894

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common Shares, $0.00001 par value – 60,000,000 shares authorized as of September 30, 2025, and December 31, 2024, 25,639,896, and 19,495,683 shares issued and outstanding as of September 30, 2025, and December 31, 2024, respectively	*	*
Additional paid in capital	116,383	82,958
Accumulated deficit	(92,373)	(73,245)
TOTAL SHAREHOLDERS’ EQUITY	24,010	9,713
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$35,587	$18,607

*	Represents an amount lower than $1 USD.

NUVECTIS PHARMA, INC.

STATEMENT OF OPERATIONS

(USD in thousands, except per share and share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2025	2024	2025	2024
OPERATING EXPENSES
Research and development	$5,774	$2,819	$13,067	$8,422
General and administrative	2,020	1,540	6,890	4,976

OPERATING LOSS	(7,794)	(4,359)	(19,957)	(13,398)
Finance income	332	206	829	646

NET LOSS	$(7,462)	$(4,153)	$(19,128)	$(12,752)
EFFECT OF WARRANT MODIFICATION	(2,429)	—	(2,429)	—
TOTAL NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(9,891)	$(4,153)	$(21,557)	$(12,752)
BASIC AND DILUTED NET LOSS PER COMMON SHARE OUTSTANDING	$(0.44)	$(0.24)	$(1.01)	$(0.75)
Basic and diluted weighted average number of common shares outstanding	22,719,057	17,230,559	21,351,228	16,898,040